EXHIBIT 10.39
[THIS AGREEMENT NOW BETWEEN NATIONALWIDE FINANCE CORPORATION, AS SUCCESSOR TO DOLPHIN LAKES PARTNERSHIP, AND FIRESTONE PUBLISHING, INC., AS ASSIGNEE OF DUGENT PUBLISHING CORP.]

LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease") is made and entered into this 20th day of July, 1995, by and between Dolphin Lakes Partnership ("Landlord"), whose address for purposes of this Lease is 6969 West 20th Avenue, Hialeah, Florida 33014, and Dugent Publishing Corp. ("Tenant"), whose address until the commencement of the term of this Lease is 2600 Douglas Road, Suite 600, Coral Gables, FL 33134 and after commencement of the term of this Lease shall be the Premises.

In consideration of the payments of rents and other charges provided for in this Lease, the covenants and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant hereby covenant and agree as follows:

1. PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions set forth below, those certain premises (the "Premises") consisting of approximately 3,617 square feet (a common area of factor of 15% was used) of floor space (the "Rentable Area") in the building known as the "SHULA BUILDING" (the "Building") located on Lot 5, Block 1, Miami Lakes Industrial Park Section Ten as recorded in Plat Book 118, at Page 33, of the Public Records of Dade County, Florida, such Premises being more particularly described in the floor plan attached as Exhibit "A" to this Lease. The foregoing Rentable Area figure is agreed to by the parties, subject to verification by the architect/space planner.

2. TERM: This Lease shall be for a term (the "Term") of five years commencing on September 1,1995, and ending on August 31, 2000, unless sooner terminated or extended as provided herein.

If the Landlord is unable to deliver possession of the Premises on the commencement date by reason of the holding over of any prior tenant or for any other reason, an abatement or diminution of the "Rent" (consisting of the "Base Rent" and "Additional Rent" as such terms are defined below) shall be allowed until possession is delivered to Tenant, but nothing here will operate to extend the initial term of this Lease beyond the agreed expiration date, and such abatement in Rent shall be the full extent of Landlord's liability to Tenant for any loss or damage to Tenant on account of any delay in obtaining possession of the Premises. There will not be any delay in the commencement of the Term of this Lease or any delay in the payment of Rent if Tenant fails to occupy the Premises when ready for occupancy, or if Tenant causes delay in preparing the Premises for occupancy by failing to promptly approve plans, make material or color selections, or make any other decisions or take actions necessary for the preparation of the Premises for occupancy. The Premises will be deemed completed and ready for occupancy by Tenant when Landlord's Supervising Architect certifies that the work required of Landlord, pursuant to the space plan attached as Exhibit "A" has been substantially completed in accordance with the approved plans and specifications and the Landlord's building standard materials. The Landlord's responsibility for improvements is defined by and limited to those items specified in Exhibit "A." Any additional improvements desired by Tenants, not specifically agreed to in writing by the parties, will be the Tenant's responsibility and effected at the Tenant's expense.

The Tenant's taking possession of the Premises will be conclusive evidence that the Premises were in good and satisfactory condition when possession was taken. This Lease does not grant any right to light or air over or about the Premises or the Building.

If Tenant, with Landlord's prior consent, occupies the Premises before commencement of the Term, all provisions of this Lease will be in full force and effect with respect to such occupancy, commencing upon the occupancy, and Rent for the period must be paid by Tenant at the same rate specified for the Term.

3. RENT: Tenant agrees to pay Landlord a total "Base Rent" of Two Hundred and Sixty Thousand Four Hundred and Twenty Four Dollars ($260,424) in advance in monthly installments of Four Thousand Eight Hundred and Twenty Two Dollars and Sixty Seven Cents ($4,822.67) without any offset or deduction whatsoever, in lawful money of the United States of America, at Landlord's address above specified or elsewhere as specified from time to time by Landlord's written notice to Tenant. Landlord hereby acknowledges payment by Tenant of the sum of Five Thousand One Hundred and Thirty Six Dollars and Fourteen Cents ($5,136.14) representing of the first monthly installment of Base Rent, plus sales tax, for (he first month of the term of the Lease. The balance of the total Base Rent is payable in equal monthly installments as specified above, in advance, on the first day beginning on the eighth month of the Term. The Rent for months two through seven (six months) is abated. If the Term of this Lease commences on any day other than the first of the month, Tenant will pay Landlord Rent for the commencement month on a prorated basis (such proration to be based on the actual number of days in the commencement month), and the first month's installment of Base Rent paid by Tenant, if any, upon execution of this Lease will be credited to the next full month's installment of Base Rent due. Rent for any partial month of occupancy at the end of the Term will be prorated based on the actual number of days in the partial month.

In addition to Base Rent, Tenant agrees to pay to Landlord, each month, a sum equal to any sales tax, tax on rentals, and any other charges, taxes and/or impositions now in existence or subsequently imposed, based upon the rental or the amount of Rent, and any other charges so levied. Tenant is not required to pay any part of any federal or state income taxes imposed upon Landlord.

The Landlord acknowledges payment by Tenant of the sum of Twenty Eight Thousand Two Hundred and Five Dollars ($28,285) for the cost of additional improvements to the Premises in accordance with the Architect's floor plan (Exhibit "A") and Building Standards (Exhibit "C").

Tenant must pay Landlord interest at the maximum legal rate on any Rent due that remains unpaid for five (5) days after its due date.

4.    DELETED.

5. ADDITIONAL RENT: In addition to the Base Rent, Tenant shall, during each lease year, pay to Landlord as "Additional Rent," "Tenant's proportionate share" of "Operating Expenses," less the "Base Amount". As used here the terms:

(a) "Tenant's proportionate share" means the percentage that the Rentable Area leased by the Tenant bears to the total Rentable Area contained in the Building, which share is agreed to be ten and four tenths percent (10.4%).

(b) "Base Amount" means a sum equal to the aggregate Operating Expenses estimated by the Landlord for the Building's last year of operation,

(c) "Operating Expenses" means all expenses, costs and disbursements of every kind that the Landlord pays or become obligated to pay because of its ownership, maintenance or operation of the Building, computed on an accrual basis. By way of explanation and clarification, but not limitation, Operating Expenses include:

(i) Wages and salaries of all employees engaged in operation and maintenance of the Building, social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, the cost of disability and hospitalization insurance, pension or retirement benefits, or any other fringe benefits for such employee.

(ii) All supplies and materials used in operation and maintenance of the Building;

(iii) Cost of all utilities including water, sewer, electricity, gas and fuel oil used by the Building and not charged directly to another tenant;

(iv) Cost of customary building management, janitorial services, trash and garbage removal, service and maintenance of all systems and equipment including, but not limited to, elevators, plumbing, heating, air conditioning, ventilating, lighting, electrical, telephone, security and fire alarms, fire pumps, fire extinguishers and devices, guard service, painting, window cleaning and landscaping and gardening;

(v) Cost of rent abatement, casualty and liability insurance applicable to the Building and Landlord's personal property used in connection with the Building; and,

(vi) Taxes, including all impositions, taxes, assessments (special or otherwise), and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes thereof (excepting only income taxes) attributable in any manner to the Building or the land on which the Building is located and any fixtures or other facilities located there or used in conjunction therewith.

Landlord will notify Tenant, within a reasonable time after the end of each calendar year during the Term, of the amount that Landlord estimates (as evidenced by budgets prepared by or on behalf of Landlord) will be the amount of Tenant's proportionate share of the Operating Expenses, less the Base Amount, for the then current calendar year and Tenant will pay that sum in advance to Landlord in equal monthly installments during that calendar year, on the first day of each remaining month in that calendar year, commencing on the first day of the first month following Tenant's receipt of the notification.

Within sixty (60) days following the end of each calendar year during the Term, Landlord will submit to Tenant a statement showing the actual amount which should have been paid by Tenant as Additional Rent, for the previous calendar year, the amount actually paid that year and the amount of the resulting balance due, or overpayment, as the case may be. Within thirty (30) days after receipt by Tenant of the statement, Tenant will have the right to inspect Landlord's books and records pertaining to the Operating Expenses, at Landlord's office, during normal business hours, after four days prior written notice. The statement will become final and conclusive between the parties unless Landlord receives written detailed objections within the thirty (30) day period. Any balance shown to be due pursuant to the statement will be paid by Tenant to Landlord within thirty (30) days and any overpayment will be immediately credited against Tenant's obligation to pay anticipated Additional Rent for the next year (or, if by reason of any termination of this Lease no such future obligation exists, refunded to Tenant).

Additional Rent due by reason of this paragraph for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the termination date of the Lease; and will be prorated according to that portion of the calendar year that this Lease was in effect.
Notwithstanding the foregoing, the Additional Rent for the period ending beginning January 1, 1966 and ending August 31, 1996 is abated.

6. TIME OF PAYMENT: Tenant agrees that Tenant will promptly pay any Rents, at the times and place stated above; that Tenant will promptly pay charges for work performed on order of Tenant, and any other charges that accrue under this Lease; that, if any pall of the Rent or above mentioned charges remain due and unpaid for ten days after they become due and payable, Landlord will be entitled (in addition to all other rights and remedies available to it by law and in equity) to receive a late payment penalty of five percent (5%) of the unpaid amount.

7.    SECURITY DEPOSIT: Deleted

8. USE: The Tenant will use and occupy the premises for general business purposes consistent with the character and business activities of the building. In the event that Tenant uses the Premises for purposes not expressly permitted herein, the Landlord may, in addition to all other remedies available to it, terminate this Lease or restrain said improper use by injunction.

9. QUIET ENJOYMENT: Upon payment by Tenant of the Rents herein provided, and upon the observance and performance of all terms and provisions, on Tenant's part to be observed and performed, Tenant will, subject to all of the terms and provisions, of this Lease, peaceably and quietly hold and enjoy the Premises for the Term.

10. INSURANCE PREMIUMS: If the Landlord's insurance premiums exceed the standard premium rates for similar property because the nature of Tenant's operation results in extra hazardous exposure, then Tenant will reimburse Land-ford, immediately upon receipt of appropriate invoices from Landlord, for such increase in premiums. It is understood and agreed between the parties that any such increase in premiums will be considered as rent due and will be included in any lien for rent.

11. RULES AND REGULATIONS: Tenant agrees to comply with all reasonable rules and regulations Landlord may adopt from time to time for operation of the Building and parking facilities, and protection and welfare of Building and parking facilities, its tenants, visitors, and occupants. The current Rules and Regulations, which Tenant hereby agrees to abide by, are attached as Exhibit "B". Any future rules and regulations will become a part of this Lease, and Tenant hereby agrees to comply with them upon delivery of a copy to Tenant, providing the same do not materially deprive Tenant of any of its rights under this Lease.

12. GOVERNMENTAL REQUIREMENTS: Tenant will faithfully observe all municipal and County ordinances and codes, all State and Federal Statutes, rules and regulations now in force or which may subsequently be in force.

13. SERVICES: Landlord will furnish the following to Tenant.

(a) Electricity for normal lighting and office machines and air conditioning reasonably required in the Landlord's judgement for the comfortable use and occupation of the premises between 8:00 a.m. and 6:00 p.m. on Monday through Friday and Saturdays between 9.00 a.m. and 12:00 p.m. excluding normal business holidays. If Tenant desires air conditioning for the leased premises outside the normal Monday through Friday and Saturday hours, Tenant will pay Landlord fifteen dollars per hour for such use.

(b) Routine maintenance, as deemed by Landlord to be normal and usual and of a similar quality as other office. buildings located in Miami Lakes, in the common stairs, common entries and toilet rooms of the building of which the premises are a part, on Monday through Friday (and excluding weekends and holidays).

(c) Maintenance, as deemed by Landlord to be normal and usual in similar office buildings, of all exterior landscaping including the replacement of lamps and ballasts necessary in building standard lighting fixtures.

(d) Maintenance and repair of the roof and all structural portions of the Building (unless they are damaged by negligent act or omission of Tenant, or Tenant's agents, employees, guests or invitees, in which event Tenant will be solely responsible for the cost of repair).

(e) Janitorial service and trash and garbage removal for the areas leased by the Tenant.

Such services will be provided as long as the Tenant is not in default under any of the terms and provisions of this Lease, subject to interruption caused by repairs, renewals, improvements, changes of service, alterations, strikes, lock-outs, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, "Acts of God" and conditions and causes beyond the control of Landlord; and upon any such or similar happening, no claim for damages, offset or abatement of rent for failure to furnish any such services will be made by the Tenant or allowed by Landlord.

No electric current will be used except that furnished or approved by Landlord, nor will electric cable or wire be brought into the Premises, except upon the written consent and approval of the Landlord. Tenant will use only office machines and equipment that operate on the Building's standard electric circuits, and in no event allow them to overload the Building's standard electric circuits from which the Tenant obtains electric current.

14. TENANT WORK: It is understood and agreed between the parties hereto that any charges to Tenant by Landlord for services or for work done on the Leased Premises by order of Tenant, or otherwise accruing under this Lease, will be considered as rent due and included in any lien for rent.

15. TENANT MAINTENANCE AND REPAIR OF PREMISES Tenant, at Tenant's own expense, will keep and maintain the Premises continuously in a neat and attractive manner, in good repair and in tenantable condition during the Lease term and will replace (under the direction and to the satisfaction of Landlord), at its own expense. any and all broken glass caused by Tenant in and about the Premises.

Tenant will make no alterations, additions or improvements in or to the Premises without Landlord's prior written consent, which will not be unreasonably withheld, but May be predicated upon Tenant's use of contractors who are acceptable to Landlord, and all additions, fixtures, carpet or Improvements, except only office furniture and fixtures which may be readily removable without injury to the Premises, will remain part of the Premises at the expiration of this Lease.

16. CONSTRUCTION LIENS: Tenant does not have any authority to create any construction liens on Landlord's interest in the Premises and all persons contracting with the Tenant for the construction or removal of any facilities or other improvements on or about the Leased Premises, and all material suppliers, contractors and laborers are charged with notice that they must look only to the Tenant and to the Tenant's interests in the Premises to secure the payment of any invoice for work done or material furnished at the request or instruction of Tenant. Tenant will at all times keep the Premises free of construction liens, and any other lien for labor, services, supplies, equipment or material purchased or procured, directly or indirectly, by or for Tenant. Tenant further agrees that Tenant will promptly pay and satisfy all construction and other liens (resulting from its order), and will indemnity Landlord against all expenses, costs and charges, including bond premiums for release of liens and attorneys' fees and costs reasonably incurred; and in or relating to the defense of any suit in discharging the Premises, the Building, or any part thereof from any liens or other encumbrances caused by Tenant. In the event any such lien is recorded, Tenant will bond against or discharge the same within ten (10) days after it has been made or recorded. It is understood and agreed between the parties that such expenses, costs, and charges referred to above will be considered as rent due and included in any lien for rent.

17. PARKING: So long as Tenant is not in default of the terms and provisions of this Lease, Landlord assigns to Tenant, for Tenant's exclusive use during the Term hereof, a total of fourteen parking spaces in the building parking area, three of which shall be under cover (two compact and one standard sized) and eleven of which shall be uncovered, (five compact and six standard sized). Landlord shall have the right, from time to time, to relocate and reassign the designated parking spaces within the parking area. Landlord will not be liable for any damage or theft of or from automobiles or other vehicles while in or about the Building parking areas.

18.   SECURITY; LOSS, DAMAGE:

(a) SECURITY: Landlord will not be responsible or liable for the theft, loss or damage to person or properly in, on or about the Premises, including, without limitation, any property of Tenant, Tenant's employees, agents and invitees. Tenant acknowledges and agrees that Landlord is not responsible for the security of the Premises or the parking area, or the Building in general.

(b) LOSS; DAMAGE: Landlord will not be liable for any injury or damage to persons or property resulting from fire, explosion, falling building materials or components, gas, electricity, water, rain or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness, humidity or by any other cause of whatsoever, nature, unless directly caused by or due to the negligence of Landlord, its agents, or employees; nor will Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor will Landlord be liable for any latent defect in the Premises OF in the Building (though Tenant will give immediate notice to Landlord in case of fire or accidents in the Premises or in the Building or of any defective conditions in them or in any fixtures or equipment.

19. ESTOPPEL STATEMENT: Tenant agrees that from time to time, upon not less than ten (10) days prior request by Landlord, Tenant will deliver to Landlord a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and slating the modifications): (b) the dates to which the rent and other charges have been paid, and, (c) that Landlord is not in default under any provisions of this Lease, or, if in default, specifying the nature of the default in detail.

20. SUBORDINATION OF LEASE: This Lease is subject and subordinate to any and all mortgages now or subsequently encumbering the Building. This provision will be self-operative without the execution of any further instruments. Notwithstanding the foregoing, Tenant agrees to execute any instrument(s) which Landlord may reasonably deem desirable to further evidence the subordination of this Lease to any and all mortgages. At the option of any of the holder of any mortgage, upon written notice to Tenant, then in any instance in which Tenant gives notice to Landlord alleging any default by Landlord, Tenant will also simultaneously give a copy of such notice to Landlord's mortgagee and such mortgagee will have the right (but not the obligation) to cure or remedy the default during the period that is permitted to Landlord, and Tenant will accept such curative or remedial action (if any) taken by Landlord's mortgagee with the same effect as if the action had been taken by Landlord. Tenant further agrees to execute any non-disturbance and attornment agreement reasonably requested by any such mortgagee.

21. ASSIGNMENT OR SUBLETTING: Tenant must obtain the Landlord's prior written consent, which will not be unreasonably withheld, in order to assign, transfer, pledge or otherwise encumber or dispose of this Lease or sublet the Premises or any portion of them or permit the Premises to be occupied by other persons. In the case of a subletting, Landlord's consent may be predicated, among other things, on Landlord becoming entitled to collect and retain all rentals payable under the sublease.

In lieu of consenting or not consenting, Landlord may, at its option, (i) in the case of the proposed assignment or subletting of Tenant's entire leasehold interest, terminate this Lease in its entirety, or (ii) in the case of the proposed assignment or subletting of a portion of the Premises, terminate this Lease on that portion of the Premises that Tenant has proposed to assign or sublet. In the event Landlord elects to terminate this Lease pursuant to clause
(ii) of this paragraph, Tenant's obligations as to Base Rental and Additional Rent will be reduced in the same proportion that the Rentable Area of the portion of the Premises for which this Lease is being terminated bears to the total Rentable Area of the Premises.

If Tenant is a corporation (other than one whose shares are regularly and publicly traded on a recognized stock exchange), trust, partnership or other business entity, any change in the ownership (legal or equitable) to a third party, will be deemed an assignment of this Lease.

22. HOLD HARMLESS OF LANDLORD AND PARTNERS: In consideration of the Premises being leased to Tenant for the above Rent, Tenant agrees that Tenant, at all times, will indemnify and hold harmless Landlord from all losses, damages, liabilities and expenses (including reasonable attorneys' fees and costs) that may arise or be claimed against Landlord for any injuries or damages to the persons or property that arise from Tenant's use or occupancy of the Premises or other portions of the Building (including the parking areas) or arising from any acts or omissions of Tenant, Tenant's agents, employees, or invitees, or arising from Tenant's failure to comply with the terms and provisions of this Lease or any applicable laws, ordinances, codes or regulations. Landlord will not be liable to Tenant for any damage, loss or injury to persons or property, except when such damage, loss or injury results from negligence of Landlord, its agents or employees. Tenant will indemnify and hold Landlord harmless from all such claims, damages, liabilities, injuries and expenses. Any and all personal property placed or moved into the Premises or Building will be at the risk of Tenant or the owner thereof, and Landlord will not be liable to Tenant for any damage to such personal property.

If Landlord is made a party to any litigation relating to any of the matters in the preceding paragraph, then Tenant will protect and hold Landlord harmless and pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation and any appeal thereof.

In all events, Tenant will look solely to the premises and rents derived therefrom for enforcement of any obligation of the Landlord under this Lease or by law assumed or enforceable against Landlord. Tenant agrees that any such obligations do not constitute personal obligations of Landlord, or any of its partners, and will not create or involve any claim against or personal liability on the part of any of them, and that Tenant will look solely to Landlord's interest in the Premises for satisfaction of any liability of Landlord to Tenant.

23. CASUALTY LOSS: If the Premises (or a material portion of them) are rendered untenantable by reason of fire or other casualty loss, a just proportionate share of the Rent will abate while untenantable. The Landlord in such case, will have the option either to continue this Lease in effect (in which event the Landlord will repair the Premises other than any Tenant improvements) within five (5) months after the date of the loss (subject to any delay caused by a force majeure), or to cancel this Lease as of the date of the loss. Landlord will notify Tenant after a loss as to which option Landlord elects.

24. CONDEMNATION: In the event that the Premises or any material parl thereof are taken for any public or quasi-public use by condemnation or by right of eminent domain, or. purchase in avoidance or settlement of a condemnation or eminent domain proceeding, Landlord and Tenant agree that this Lease will be canceled, and Rent will abate as of the date of taking. Any and all condemnation awards will be the properly of the Landlord.

25. DEFAULT: The following are "events of default:"

(a) If Tenant defaults in the payment of any Rent or other charges and such default continues for a period of thirty (30) days after written notice from Landlord to Tenant,

(b) If Tenant defaults in the performance of or fails to comply with any of the agreements, terms, conditions or regulations contained in this Lease (other than payment of rent) and such default or noncompliance continues for ten (10) days after written notice from Landlord to Tenant,

(c) If Tenant files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent, or files any petition or answer seeking any creditor protection, reorganization, liquidation, dissolution or similar relief under the current or any future federal bankruptcy act or any other current or future applicable federal, state or other debtor's relief statute or law, or seeks or consents to the appointment of any trustee, receiver or liquidator of all or any substantial part of Tenant's properties or of the Premises;

(d) If within ninety (90) days after commencement of any proceeding by or against Tenant seeking any protection, reorganization, liquidation, dissolution or similar relief under the current or any future federal bankruptcy act or any other applicable federal, state or other debtor's relief statute or law, such proceeding is not dismissed, or stayed on appeal, or if, within ninety (90) days after the appointment, without the consent of Tenant, of any trustee, receiver or liquidator of Lessee or of all or any substantial part of Lessee's properties or of the Premises, such appointment has not been vacated or stayed on appeal or otherwise, or if, within ninety (90) days after the expiration of any such stay, such appointment is not vacated:

(e) If the Premises are seized under any execution, levy, attachment or other legal process and such is not promptly vacated or stayed on appeal or otherwise, or if the Tenant's interest in the Premises is sold by judicial sale and the sale is not promptly vacated or stayed on appeal or otherwise; or,

(f) If Tenant fails to take possession and open for business within thirty (30) days after commencement of the Term, or subsequently vacates, abandons, or deserts the Premises, or ceases the continual operation of its business.

If there is an event of default, then the Landlord may, at any time thereafter, terminate this Lease and retake possession, declare the balance of the entire rent for the entire rental term of this lease to be immediately due and payable (in which event Landlord may then proceed to collect all of the unpaid rent called for by this Lease by distress or otherwise), or pursue any other remedy afforded by law or equity, provided that such default and all other defaults at the time existing have not been fully cured, and all legal expenses and costs incurred by the Landlord in connection with enforcing this Lease, have not been fully paid.

Nothing in this Lease will be construed as precluding the Landlord from having such remedy as may be and become necessary in order to preserve the Landlord's right or the interest of the Landlord in the Premises and in this Lease, even before the expiration of the grace or notice periods, if under particular circumstances then existing the allowance of such grace or the giving of such notice would prejudice or endanger the rights and estate of the Landlord in this Lease or in the Premises. All rights and remedies granted in this Lease to Landlord or available at law or equity will be cumulative and not exclusive.

26. LIEN FOR PAYMENT OF RENT: Deleted.

27. WAIVER OF DEFAULT: Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with such default, is agreed not waive the default, and Landlord will have the right to declare any default at any time and then take action.

No waiver of any term, provision, condition or covenant of this Lease by Landlord will be deemed to imply or constitute a further waiver by Landlord of any other term, condition or regulation of this Lease and no acceptance of Rent or other payment will be deemed a waiver of any default.

28. RIGHT OF ENTRY: Landlord, or any of its agents, will have the right to enter the Premises during all reason-able hours to examine them or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation, of the Premises or the Building; and to exhibit the Premises at any time within one hundred and eighty (180) days before the expiration of this Lease.

29. INSURANCE: Tenant will maintain, at its expense, throughout the Term of this Lease, the following insurance coverages:

(a) liability insurance for bodily injury and properly damage to protect both Landlord and Tenant against claims, damage, costs and attorney's fees arising out of accidents of any kind occurring on or about the Premises, the Building or the parking area with combined single limit liability coverage of not less than $1,000,000 and property damage coverage of not less than $200,000;

(b) fire and extended casualty insurance with sufficient coverage to reimburse the loss of all of Tenant's improvements to the Premises, and all of Tenant's fixtures, equipment, personal properly and inventory;

(c) the Landlord hereby waives the requirement for plate glass insurance covering the replacement value of all plate glass in or about the Premises with the proviso that the Tenant agrees to pay the Landlord for the replacement of any glass broken by the Tenant's employees and/or invitees; and,

(d) appropriate workers' compensation and any and all other insurance required by law.

All insurance must be written by insurers qualified to do business in Florida and reasonably acceptable to Landlord. A certificate or duplicate policies showing such insurance in force will be delivered to Landlord prior to commencement of the Lease Term, and such insurance and updated certificate or renewed policies will be maintained with Landlord throughout the Term of this Lease.

30. NOTICE: Any notice given to Landlord will be sent to Landlord by United States certified mail, postage prepaid, return receipt requested, addressed to Landlord at Landlord's office at the address set forth on page 2. or hand delivered to Landlord at its office. Any notice given Tenant under the terms of this Lease, will be in writing and will be sent by United States certified mail, postage prepaid, return receipt requested, or hand delivered to the Tenant at the Premises (except that prior to commencement of the Term, notices to the Tenant will be sent to the address set forth on page 2 hereof). Either party, from time to time, by such notice, may specify another address to which subsequent notice will be sent. Any notice given by mail will be deemed given three (3) days following the date of mailing.

31. COMMON AREAS: All automobile parking or drive areas, walkways, loading areas, landscaped areas and other areas and improvements provided by Landlord for the general use, in common, of tenants will be at all times subject to the Landlord's control and management, and Landlord will have the right to establish, modify and enforce rules and regulations with respect to all such facilities.

32. CONDITION OF PREMISES ON TERMINATION OF LEASE AND HOLDING OVER: Tenant agrees to surrender, at the end of the Term of this Lease or upon any early termination of this Lease, the Premises in as good condition as the Premises were at the beginning of the Term, ordinary wear and tear excepted. Tenant agrees that if it does not surrender the Premises at the end of the Term, then Tenant will pay one and one half times the amount of the Rent (provided the Tenant remains in occupancy of the Premises with the Landlord's written approval) paid by Tenant for the last full month of the Term for each month or portion that Tenant holds over and any damages that Landlord may suffer because of Tenant's failure to surrender possession of the Premises including those resulting from any claim by a succeeding tenant brought because of Landlord's delay in delivering possession of the Premises to the succeeding Tenant, to the extent that the delay is occasioned by Tenant. Notwithstanding the foregoing, the then current rent shall be in effect for the first thirty days of the holding over period.

No act by Landlord or its agents during the Term will be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises will be valid unless it is in writing signed by Landlord.

33. OCCUPANCY AND PERSONAL PROPERTY TAXES: Tenant will be responsible for and pay before delinquency all municipal, county or state taxes assessed during the Term of this Lease on any occupancy interest or personal properly of any kind, owned by or placed in the Premises.

34. SIGNS: Landlord will have the right to install signs on the Premises. No signs of any kind will be placed by the Tenant on the exterior of the Building or any other portions of the Building. All signs to be placed on the Premises will be of a style, size, lettering and content approved by the Landlord.
35. FLOOR LOADS: Tenant will not overload the floors and will not install any heavy equipment of any kind, without prior written approval of the Landlord.

36. TRIAL BY JURY: It is mutually agreed by Landlord and Tenant that each waives trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Premises.

37. INVALIDITY OF PROVISION: If any term or provision of this Lease or its application to any person or circumstance is to any extent found to be invalid or unenforceable, then the remainder of this Lease or the application of such term or provision to a person or circumstance other than that held invalid or unenforceable will not be affected and each other term and provision of this Lease will be valid and be enforceable to the fullest extent permitted by law. This Lease will be construed in accordance with Florida law.

38. TIME OF ESSENCE: It is understood and agreed that time is of the essence of all the terms and provisions of this Lease.

39. SUCCESSORS AND ASSIGNS: All terms and provisions of this Lease to be observed and performed by Tenant will be applicable to and binding upon Tenant's successors and assigns; subject, however, to the restrictions as to assignment and subletting by Tenant provided above.

40. ATTORNEY'S FEES: If there is litigation between the parties relating to this Lease in any way, then the prevailing party will be entitled to recover its reasonable attorneys' fees and legal expenses and costs relating to remedy of the default (including costs and fees relating to any appeal and enforcement of any remedy).

41. MISCELLANEOUS. The terms "Landlord" and "Tenant" include the singular and plural, masculine, feminine and neuter, heirs, successors, personal representatives and assigns, wherever the context requires or admits. "Landlord" will be the owner of the Premises, from time to time, and upon the sale of the Premises by the current owner, the new owner will be bound and liable as "Landlord" under all of the terms and provisions under this Lease (including any obligation to return the Security Deposit) and the former owner will automatically be released from all obligations to Tenant. The terms and provisions of this Lease are expressed in the text and body of this Lease and the paragraph headings are solely for the convenience of the reader, are not intended to be inclusive and will not be construed to limit or expand any of the provisions of this Lease. Any formally executed addendum or modification of this Lease will be deemed expressly incorporated, unless a contrary intention is clearly stated. Notwithstanding anything here to the contrary, Landlord will not be or be deemed to be in default unless it has failed to cure its default within a reasonable time following its receipt of notice of the supposed default.
All exhibits attached to this Lease are hereby incorporated in and made a part of it. Neither this Lease nor any memorandum or short form of it may be recorded in the Public Records of Dade County, Florida.

42. EFFECTIVE DATE: Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Premises or any other space or premises in, or about the Building. This instrument becomes effective as a Lease upon execution and delivery by both Landlord and Tenant.

43. BROKERAGE: Tenant represents and warrants that it has not dealt with any broker, salesman, agent or other person in connection with this transaction, other than Cushman & Wakefield of FL, Inc. and Keyes Company and that no other broker, salesman agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, salesman, agent or other person now claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

44. FORCE MAJEURE: The term "force majeure" as used in this Lease will mean "Acts of God", labor disputes (whether lawful or not), material or labor shortages, restrictions by any governmental authority, civil riots, floods or other cause beyond a party's control.

45. ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties and it may be modified only by an agreement in writing signed by the party to be charged with the modification. Tenant specifically represents that it has not relied upon any statement(s), representation(s), prior or contemporaneous oral promise(s) or agreement(s) other than those specifically set forth in this Lease.

IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Lease in several counterparts each of which will be deemed an original, but all constituting a single agreement, at Dade County, Florida, as of the day and year first above written.

Witnesses:  Dolphin Lakes Partnership.


EXHIBIT A
FLOOR PLAN
[not reproduced]

EXHIBIT 8
RULES AND REGULATIONS
1 . Sidewalks, doorways, vestibules, halls, stairways and similar areas will not be obstructed by tenants or used for any purpose other than access to and from the leased premises and for going from one to another part of the building.
2. Plumbing fixtures and appliances will be used only for purposes constructed, and no sweeping, rubbish, rags or other unsuitable material will be thrown or placed within the premises. Any damage resulting from such misuse of the premises will be paid by Tenant, and Landlord will not in any case be responsible for such.
3. No signs, advertisements or notices will be painted or affixed on or to any windows or doors or other part of the building, except of such color, size and style and in such places as will be first approved in writing by Landlord. No nails, hooks or screws will be driven or inserted in any part of the building, after Tenant's Improvements are completed, except by the building maintenance personnel; nor will any part of the building be defaced by tenants.
4. A directory will be placed by Landlord, at its expense, in a conspicuous place in the building. No other directories will be permitted, unless previously authorized by Landlord in writing.
5. Tenants will not do, or permit anything to be done, in or about the building, or bring or keep anything there, that will in any way increase the rate of fire or other insurance on the building, or on property kept there, or obstruct or interfere with the rights of, or otherwise injure or annoy other tenants, or do anything in conflict with the valid pertinent laws, rules or regulations of Landlord or any governmental authority.
6. Tenant will notify the building manager when safes or other heavy equipment are to be taken in or out of the building and the moving will be done under the supervision of the building manager, after written permission from the Landlord. Persons employed to move such property must be acceptable to Landlord.
7. Tenants will not make or permit any improper noises in the building, or otherwise interfere in any way with other tenants, or persons having business with them.
8. Nothing will be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals will be brought into or kept in or about the building.
9. No machinery of any kind (other than normal office equipment) will be operated on leased premises without the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of additional rent as compensation for excess consumption of water or electricity, or both, occasioned by the operation of the machinery; nor will Tenant use or keep in the building any inflammable or explosive fluid or substance, or any illuminating material, except candles.
10. Movement in or out of the building of furniture or office equipment, or dispatch or receipt by tenant of any merchandise or materials which requires use of elevators or stairways, or movement through building entrances, such as the lobby, will be restricted to hours designated by Landlord. All such movement will be under supervision of the building manager, by prearrangement. Such prearrangement must be initiated by Tenant and will be by determination of Landlord and subject to his decision and control, of the time, method and routing of movement, and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Tenant is to assume all risks of damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord, if damaged or injured as a result of acts in connection with providing this service to Tenant, from time of the beginning through the completion of the moving or delivery, and Landlord will not be liable for acts of any persons engaged in, or any damage or loss to any of said property or persons resulting from, any act in connections with such.
11. No draperies, shutters, or other window coverings will be installed on exterior windows, walls or doors facing public corridors without Landlord's prior written approval. Landlord will have the right to require installation and use of uniform coverings.
12. No portion of Tenant's area or any other part of the building will at any time be used or occupied as sleeping or lodging quarters.
13. Landlord will not be responsible for lost or stolen properly, equipment, money, or jewelry from Tenant's area or public rooms, regardless of whether such loss occurs when the area is locked against entry.
14. Landlord specifically reserves the right to refuse admittance to the building from 7 p.m. to 7 a.m. daily, or on Sundays or on legal holidays, to any person or persons who cannot furnish satisfactory identification, or to any person or persons who for any other reason, in the Landlord's judgment, should be denied access to the premises. Landlord, for the protection of the tenants and their effects, may prescribe hours and intervals during the night on Sundays and holidays, when all persons entering and departing the building will be required to enter their names, the offices to which they are going (or from which they are leaving), and the time of entrance or departure in a register provided for that purpose by the Landlord.
15. The various levels of the Building will be designated as follows: the "Lobby" will be the ground floor; and the floors above will be designated as floors 2, 3 and 4.
16. Landlord reserves the right to rescind any of these Rules and make such other further reasonable rules and regulations that Landlord will from time to time believe conducive to the safety, protection, care and cleanliness of the building, its operation, the preservation of good order, and the protection and comfort of its tenants, their agents, employees and invitees, which Rules, when made and notice of them given to Tenant, will be binding upon Tenant as if originally prescribed.